UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): August 17, 2012

CHURCH & DWIGHT CO., INC.
(Exact Name of Registrant as Specified in its Charter)
__________________________

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 North Harrison Street, Princeton, New Jersey	08543
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 683-5900
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 17, 2012, Church & Dwight Co., Inc. (the “Company”) entered into a Stock Purchase Agreement (the “Agreement”) with Avid Health, Inc. (“Avid Health”), the stockholders of Avid Health and the Seller Representative, pursuant to which the Company agreed to acquire all of the issued and outstanding capital stock of Avid Health.  Avid Health is a leader in the vitamin, mineral, and supplement category.  Its products, among others, include L'il Critters® children’s gummy vitamins and Vitafusion® adult gummy vitamins.  Pursuant to the terms of the Agreement, the total purchase price, which is subject to adjustment based on the closing working capital of Avid Health and its subsidiaries, consists of total cash consideration of $650 million. The Company expects to finance the acquisition with a combination of debt and cash.

The closing of the transaction is expected to occur early in the fourth quarter of 2012 and is subject to the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions.

The above description of the Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.  The Agreement has been included to provide investors and stockholders with information regarding its terms and is not intended to provide any other factual, business or operational information about the Company or Avid Health.  The Agreement contains representations and warranties that the parties made to, and solely for, the benefit of one another. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with the Agreement.  Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Agreement and are modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01.  Regulation FD Disclosure.

On August 20, 2012, the Company issued a press release announcing its entry into the Agreement and providing additional information.  This press release is furnished herewith as Exhibit 99.1 pursuant to this Item 7.01, and, as such, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such section.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description
10.1	Stock Purchase Agreement, dated as of August 17, 2012, among Church & Dwight Co., Inc., Avid Health, Inc., the Seller Representative and the sellers party thereto
99.1	Church & Dwight Co., Inc. press release, dated August 20, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date:	August 20, 2012	By:	/s/ Matthew T. Farrell
		Name:	Matthew T. Farrell
		Title:	Executive Vice President Finance and Chief Financial Officer